Exhibit 10.1

PURCHASE AGREEMENT

PURCHASE AGREEMENT (the “Agreement”), dated as of April 4, 2022, by and between Ozop Energy Solutions, Inc., a Nevada corporation (the “Company”), and GHS INVESTMENTS, LLC, a Nevada limited liability company (the “Investor”).

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, up to Two Hundred Million (200,000,000) registered shares of the Company’s registered common stock, $0.001 par value per share (the “Common Stock”). The shares of Common Stock to be purchased hereunder are referred to herein as the “Purchase Shares” or “Securities.”

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1. CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Available Amount” means, up to Two Hundred Million (200,000,000) shares of Common Stock in the aggregate, which amount shall be reduced by the number of shares of Common Stock purchased each time the Investor purchases shares of Common Stock pursuant to Section 2 hereof.

(b) “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(c) “Base Prospectus” means the Company’s final base prospectus, dated October 1, 2021, a preliminary form of which is included in the Registration Statement, including the documents incorporated by reference therein.

(d) “Business Day” means any day on which the Principal Market is open for trading, including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(e) “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(f) “DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

(g) “DWAC Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(i) “Initial Prospectus Supplement” means the prospectus supplement of the Company relating to the Purchase Shares, including the accompanying Base Prospectus, to be prepared and filed by the Company with the SEC pursuant to Rule 424(b)(5) under the Securities Act and in accordance with Section 5(a) hereof, together with all documents and information incorporated therein by reference.

(j) “Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Company, other than any material adverse effect that resulted exclusively from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company taken as a whole, (B) any change that generally affects the industry in which the Company operates that does not have a disproportionate effect on the Company, (C) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (D) any action taken by the Investor, its affiliates or its or their successors and assigns with respect to the transactions contemplated by this Agreement, (E) the effect of any change in applicable laws or accounting rules that does not have a disproportionate effect on the Company, or (F) any change resulting from compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.

(k) “Maturity Date” means the six month anniversary of the date of this Agreement, or October 4, 2022.

(l) “Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(m) “Principal Market” means the OTC Pink (or any nationally recognized successor thereto); provided, however, that in the event the Company’s Common Stock is ever listed or traded on The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, the New York Stock Exchange, the NYSE American, or the OTCQX or OTCQB operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded

(n) “Prospectus” means the Base Prospectus, as supplemented from time to time by any Prospectus Supplement (including the Initial Prospectus Supplement), including the documents and information incorporated by reference therein.

(o) “Prospectus Supplement” means any prospectus supplement to the Base Prospectus (including the Initial Prospectus Supplement) filed with the SEC pursuant to Rule 424(b) under the Securities Act in connection with the transactions contemplated by this Agreement, including the documents and information incorporated by reference therein.

(p) “Purchase Amount” means, with respect to any Purchase, the portion of the Available Amount to be purchased by the Investor pursuant to Section 2 hereof.

(q) “Purchase Date” means, with respect to a Purchase made pursuant to Section 2(a) hereof, the Business Day on which the Investor receives a valid Purchase Notice in accordance with this Agreement.

(r) “Purchase Notice” means, with respect to a Purchase pursuant to Section 2(a) hereof, an irrevocable written notice from the Company to the Investor, substantially in the form of Exhibit A hereto, directing the Investor to buy a specified amount of Purchase Shares (subject to the Purchase Share limitations contained in Section 2(a) hereof) at the applicable Purchase Price for such Purchase in accordance with this Agreement. Purchase Notices shall be delivered between 4PM through 11:59PM (Eastern Time). If the Investor deems that the Purchase Notice is not compliant according to the terms of this Agreement, then the Investor shall notify the Company with details of the non-compliance before 9:30AM (Eastern Time) on the next Business Day, and the Purchase Notice shall be null and void. Otherwise, the Purchase Notice shall be deemed valid by 9:31AM (Eastern Time).

(s) “Purchase Price” means, with respect to a Purchase made pursuant to Section 2(a) hereof, 85% of the lowest daily VWAP of the Common Stock during the Valuation Period. Following an up-list of the Common Stock on The Nasdaq Stock Market or an equivalent national exchange, the Purchase Price shall be set at ninety percent (90%) of the lowest daily VWAP of the Company’s Common Stock during the Valuation Period, subject to a floor of $0.01, per share (subject to adjustments for stock splits, dividends, and similar occurrences), below which the Company shall not deliver a Purchase Notice.

(t) “Registration Statement” means the Company’s registration statement registering the resale by the Investor of the shares of Common Stock issuable upon a Purchase, including the documents incorporated by reference therein.

(u) “SEC” means the U.S. Securities and Exchange Commission.

(v) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(w) “Settlement Date” means the date on which the Purchase Shares are confirmed as being received by the Investor’s Broker, against the payment of the Purchase Price by the Investor, which date will be one Business Day following the Valuation Period. If the Company fails to deliver the Purchase Shares on the Settlement Date, then the Purchase Notice is automatically null and void.

(x) “Transaction Documents” means, collectively, this Agreement and the schedules and exhibits hereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

(y) “Transfer Agent” means Transhare Corporation, Bayside Center 1, 17755 North US Highway 19, Suite 140, Clearwater, FL 33764, or such other Person who is then serving as the transfer agent for the Company in respect of the Common Stock.

(z) “Valuation Period” means the ten (10) consecutive Business Days immediately preceding, but not including, the date a Purchase Notice is delivered.

(aa) “VWAP” means the volume weighted average price of the Common Stock on the Principal Market, as reported on the Principal Market.

2. PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company has the right to sell to the Investor, and the Investor has the obligation to purchase from the Company, Purchase Shares as follows:

(a)	Sales of Common Stock. Subject to the satisfaction of all of the conditions set forth in Sections 6 and 7 hereof (the “Commencement” and the date of satisfaction of such conditions the “Commencement Date”), at any time commencing on the Commencement Date and thereafter, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Purchase Notice from time to time, to purchase a minimum of ten thousand dollars ($10,000) and up to a maximum of: (1) one hundred percent (100%) of the average daily volume traded for the Common Stock during the relevant Valuation Period if the lowest VWAP during the Valuation Period is below $0.03 (subject to adjustments for stock splits, dividends, and similar occurrences), (2) one hundred and fifty percent (150%) of the average daily volume traded for the Common Stock during the Valuation Period if the lowest VWAP during the relevant Valuation Period is between $0.03 and $0.035 (subject to adjustments for stock splits, dividends, and similar occurrences), and (3) two hundred percent (200%) of the average daily volume traded for the Common Stock during the Valuation Period if the lowest VWAP during the relevant Valuation Period is above $0.035 per share (subject to adjustments for stock splits, dividends, and similar occurrences), all subject to the Available Amount. Each Purchase Notice will set forth the Purchase Price and number of Purchase Shares in accordance with the terms of this Agreement. If the Company delivers any Purchase Notice for a Purchase Amount in excess of the limitations contained herein, such Purchase Notice shall be void ab initio to the extent of the amount by which the amount of Purchase Shares set forth in such Purchase Notice exceeds the amount of Purchase Shares which the Company is permitted to include in such Purchase Notice in accordance herewith, and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the amount of Purchase Shares which the Company is permitted to include in such Purchase Notice. Notwithstanding the foregoing dollar limitations, the Company and the Investor may, from time to time, mutually agree (in writing) to waive the aforementioned limitations for a relevant Purchase Notice, which waiver, for the avoidance of doubt, shall not exceed the Beneficial Ownership Limitation contained herein. The Company may not deliver more than one Purchase Notice to the Investor every ten (10) Business Days unless, from time to time, the Company and the Investor mutually agree to different timing of the delivery Purchase Notices. The Company covenants that it will not issue any securities of the Company (whether in accordance with any outstanding notes, warrants, or for any other purpose) during the ten (10) trading day period immediately preceding and the ten (10) trading day period immediately following, the date of each Purchase Notice.

(b) Settlement for Purchase Shares. On each Settlement Date for each Purchase hereunder, the Company shall deliver a number of Purchase Shares equal to 100% of the aggregate Purchase Amount for such Purchase divided by the Purchase Price per share for such Purchase, against payment by the Investor to the Company of the Purchase Amount with respect to such Purchase (less documented deposit and clearing fees, if any), as full payment for such Purchase Shares via wire transfer of immediately available funds. The Company shall not issue any fraction of a share of Common Stock upon the any Purchase. If any issuance hereunder would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All Purchase Shares issued hereunder will be DWAC Shares. All payments made under this Agreement shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

(c) Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its affiliates of more than 4.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Company shall promptly (but not later than one Business Day) confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error.

3. INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company as of the date hereof and as of the Commencement Date that:

(a) Organization, Authority. Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.

(b) Investment Purpose. The Investor is acquiring the Purchase Shares as principal for its own account for investment only and not with a view to or for distributing or reselling such Purchase Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Purchase Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Purchase Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Investor’s right to sell the Purchase Shares at any time pursuant to the Registration Statement described herein or otherwise in compliance with applicable federal and state securities laws). The Investor is acquiring the Purchase Shares hereunder in the ordinary course of its business.

(c) Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

(d) Information. The Investor understands that its investment in the Company and the Purchase Shares involves a high degree of risk including without limitation the risks set forth in the Registration Statement. The Investor (i) is able to bear the economic risk of an investment in the Purchase Shares including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Purchase Shares, (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and others matters related to an investment in the Purchase Shares, and (iv) has had the opportunity to review the Registration Statement. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in Section 4 below. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Purchase Shares. The Investor acknowledges and agrees that the Company neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

(e) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(f) No Short Selling. The Investor represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor as of the date hereof and as of the Commencement Date, that:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. Except as disclosed on Schedule 4.1(e), the Company has timely filed all quarterly and annual reports required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). The Company has delivered to Investor true and complete copies of the SEC Documents, except for such exhibits and incorporated documents, and except as such Documents are available EDGAR filings on the SEC’s sec.gov website. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2021, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company is subject to the reporting requirements of the Exchange Act. For the avoidance of doubt, filing of the documents required in this Section 3(e) via the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) shall satisfy all delivery requirements of this Section 3(e).

Except as otherwise provided, herein, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities, and (iii) such filings as are required to be made under applicable state and federal securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Purchase Shares. The Purchase Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

(g) Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by affiliates of the Company as of the date hereof. Except as set forth on Schedule 3.1(g), the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act (“SEC Reports”). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(g) and except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) Litigation. Except as disclosed in Schedule 3.1(h), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(i) Labor Relations. Except as disclosed in Schedule 3.1(i), no labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived) except as disclosed in Schedule 3.1(j), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority, except as set forth on Schedule 3.1(j) or (iii) to the knowledge of the Company, is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, other than tax payments related to payroll that are late, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(k) Regulatory Permits. To the knowledge of the Company, the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(l) Title to Assets. Except as disclosed in Schedule 3.1(l), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(m) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Except as disclosed on Schedule 3.1(m), none of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n) Insurance. Except as set forth on Schedule 3.1(n), the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(o) Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company. Except as set forth on Schedule 3.1(o), all employee salaries and contractor fees have been paid to date and no such amounts are outstanding or past due.

(p) Sarbanes-Oxley; Internal Accounting Controls. Except as may be disclosed in the SEC Reports and on Schedule 4.1(p), the Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of each Settlement Date. Except as disclosed in the SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(q) Certain Fees. The Company has engaged JH Darbie & Co., Inc. in conjunction with the transaction contemplated herein. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents, other than as set forth in this Section 4.1(q). The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(r) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(s) Registration Rights. Other than as set forth on Schedule 3.1(s), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(t) Listing and Maintenance Requirements. The Company has not in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(u) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Investor does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(v) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. Immediately after closing of this transaction, the Company covenants to pay to the Past Due Taxes.

(w) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(x) Accountants. The Company’s accounting firm is set forth on Schedule 3.1(x) of the Disclosure Schedules. To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2021.

(y) Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(z) Acknowledgment Regarding Investor’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) the Investor has not been asked by the Company to agree, nor has the Investor agreed, to desist from purchasing or selling, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by the Investor, specifically including, without limitation, “derivative” transactions, before or after a closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities (iii) Omit and (iv) the Investor shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) the Investor may engage in hedging activities at various times during the period that the Securities are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(aa) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(bb) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(cc) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(dd) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Investor’s request.

(ee) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ff) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

5. COVENANTS.

(a) Filing of Current Report and Initial Prospectus Supplement. The Company agrees that it shall, within the time required under the Exchange Act, file with the SEC a Current Report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company further agrees that it shall, within the time required under Rule 424(b) under the Securities Act, file with the SEC the Initial Prospectus Supplement pursuant to Rule 424(b) under the Securities Act specifically relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents, containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430B under the Securities Act, and disclosing all information relating to the transactions contemplated hereby required to be disclosed in the Registration Statement and the Prospectus as of the date of the Initial Prospectus Supplement, including, without limitation, information required to be disclosed in the section captioned “Plan of Distribution” in the Prospectus. The Investor shall furnish to the Company such information regarding itself, the Purchase Shares held by it and the intended method of distribution thereof, including any arrangement between the Investor and any other Person relating to the sale or distribution of the Purchase Shares, as shall be reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Initial Prospectus Supplement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Initial Prospectus Supplement with the SEC.

(b) Listing/DTC. The Company shall use commercially reasonable efforts to maintain the listing of the Common Stock on the Principal Market and to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Principal Market. The Company shall not take any action that would reasonably be expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly, and in no event later than the following Business Day, provide to the Investor copies of any notices it receives from any Person regarding the continued eligibility of the Common Stock for listing on the Principal Market; provided, however, that the Company shall not be required to provide the Investor copies of any such notice that the Company reasonably believes constitutes material non-public information and the Company would not be required to publicly disclose such notice in any report or statement filed with the SEC and under the Exchange Act or the Securities Act. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(c). The Company shall take all action necessary to ensure that its Common Stock can be transferred electronically as DWAC Shares.

(c) Prohibition of Short Sales and Hedging Transactions. The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 9, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

(d) Purchase Records. The Investor and the Company shall each maintain records showing the remaining Available Amount at any given time.

(e) Use of Proceeds. The Company will use the net proceeds from the offering for any corporate purpose at the sole discretion of the Company.

(f) Most Favored Nations. From the date hereof until the date when the Investor no longer holds any Securities, upon any issuance by the Company or any of its subsidiaries of Common Stock, Common Stock Equivalents for cash consideration, indebtedness or a combination of units hereof (a “Subsequent Financing”), Investor may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the Securities then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. The Company shall provide the Investor with notice of any such Subsequent Financing in the manner set forth below. Additionally, if in such Subsequent Financing there are any contractual provisions or side letters that provide terms more favorable to the investors than the terms provided for hereunder, then the Company shall specifically notify the Investor of such additional or more favorable terms and such terms, at Investor’s option, shall become a part of the transaction documents with the Investor. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing stock sale price, price per share, and warrant coverage. For purposes of illustration, if a Subsequent Financing were to occur whereby the Company sells and issues a convertible note with a conversion price that includes a discount to the market price of its Common Stock, the Investor will be entitled to receive the same convertible note on the exact same terms on a dollar for dollar basis via the exchange of the Securities the Holder holds on the date of the sale and issuance of the convertible note.

(g) Subsequent Financing From the date hereof until the date that is the 12 month anniversary of the initial Settlement Date, upon a Subsequent Financing, Investor shall have the right to participate up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing. At least five (5) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to Investor a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Investor if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of Investor, and only upon a request by Investor, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to Investor. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(h) Standstill. The Company represents and warrants that it has executed lockup agreements from all holders of its securities which are convertible or exercisable into Common Stock, such that the Company will not issue any Common Stock issuable upon conversion or exercise of any such instrument for the ten (10) trading day period immediately preceding, and ten (10) trading day period following, the date of any Purchase Notice.

6. CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE SALES OF SHARES OF COMMON STOCK.

The right of the Company hereunder to commence sales of Purchase Shares is subject to the satisfaction of each of the following conditions:

(a) The Investor shall have executed each of the Transaction Documents and delivered the same to the Company; and

(b) The Registration Statement shall have been declared and remain effective by and with the SEC, and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC.

7. CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE SHARES OF COMMON STOCK.

The obligation of the Investor to buy Purchase Shares under this Agreement is subject to the satisfaction of each of the following conditions on or prior to the Commencement Date and, once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:

(a) The Company shall have executed each of the Transaction Documents and delivered the same to the Investor;

(b) The Common Stock shall be listed on the Principal Market, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC or the Principal Market and such suspension has not subsequently been cured;

(c) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date hereof and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Investor shall have received a certificate, executed by the chief executive officer of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit B;

(d) The Registration Statement shall be effective and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC. The Company shall have a maximum dollar amount certain of Common Stock registered under the Registration Statement which is sufficient to issue to the Investor not less than the full Available Amount worth of Purchase Shares. The Current Report and the Initial Prospectus Supplement each shall have been filed with the SEC, as required pursuant to Section 5(a). The Prospectus shall be current and available for issuances and sales of all of the Purchase Shares by the Company to the Investor. Any other Prospectus Supplements required to have been filed by the Company with the SEC under the Securities Act at or prior to the Commencement Date shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Securities Act;

(e) The Company will have delivered to the Transfer Agent irrevocable instructions, in a form reasonably acceptable to the Investor, to issue Purchase Shares in accordance with this Agreement; and

(f) No Event of Default has occurred and is continuing.

8. EVENTS OF DEFAULT.

An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:

(a) the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or such Registration Statement (or the prospectus forming a part thereof) is unavailable to the Investor for resale of any or all of the Purchase Shares to be issued to the Investor under the Transaction Documents;

(b) the suspension of the Common Stock from trading on the Principal Market for a period of two (2) Business Days, provided that the Company may not direct the Investor to purchase any shares of Common Stock during any such suspension;

(c) the delisting of the Common Stock from the OTC Pink provided, however, that the Common Stock is not immediately thereafter trading on The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, the New York Stock Exchange, the NYSE American, or the OTCQB or the OTCQX operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing);

(d) the failure for any reason by the Transfer Agent to issue Purchase Shares to the Investor within three (3) Business Days after the applicable date on which the Investor is entitled to receive such Purchase Shares;

(e) the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach could have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days;

(f) if any Person or entity commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(g) if the Company, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company; or

(i) if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC Shares.

So long as an Event of Default has occurred and is continuing, the Company shall not deliver to the Investor any Purchase Notice.

9. TERMINATION

This Agreement may be terminated only as follows:

(a) If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (any of which would be an Event of Default as described in Sections 9(f), 9(g) and 9(h) hereof), this Agreement shall automatically terminate without any liability or payment to the Company (except as set forth below) without further action or notice by any Person.

(b) At any time after the Commencement Date, the Company and the Investor shall have the option to terminate this Agreement for any reason or for no reason by delivering fifteen (15) calendar days written notice (a “Company Termination Notice”) to the other Party electing to terminate this Agreement without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

(c) This Agreement shall automatically terminate on the date that the Company sells and the Investor purchases the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

(d) If, for any reason or for no reason, the full Available Amount has not been purchased in accordance with Section 2 of this Agreement by the Maturity Date, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

Except as set forth in Sections 9(a) (in respect of an Event of Default under Sections 8(f), 8(g) and 8(h)), 9(c) and 9(d), any termination of this Agreement pursuant to this Section 9 shall be effected by written notice from the Company to the Investor, or the Investor to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties and covenants of the Company and the Investor contained in Sections 3, 4, and 5, hereof, and the agreements and covenants set forth in Sections 8, 9 and 10 shall survive the execution and delivery of this Agreement and any termination of this Agreement. No termination of this Agreement shall (i) affect the Company’s or the Investor’s rights or obligations under (A) this Agreement with respect to any pending Purchases, and the Company and the Investor shall complete their respective obligations with respect to any pending Purchases under this Agreement or (ii) be deemed to release the Company or the Investor from any liability for intentional misrepresentation or willful breach of any of the Transaction Documents.

10. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of Nevada. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, Borough of New York, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(b) Fees and Expenses. The Company has agreed to reimburse the Investor $8,000 for its legal fees in connection with the transaction contemplated by this Agreement, which such amount may be withheld from the Investor’s purchase amount deliverable at the initial Settlement Date. Except as expressly set forth in this Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of any securities to the Investor.

(c) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(d) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(e) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(f) Entire Agreement. The Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the subject matter thereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters.

(g) Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Ozop Energy Solutions Inc.
42 N. Main Street
Florida, NY, 10921
Telephone: (845) 544-5112
E-mail: conway@warwick.net
Attention: Brian Conway

With a copy to (which shall not constitute notice or service of process):

Brunson Chandler & Jones, PLLC
175 S. Main St.
Suite 1410
Salt Lake City, UT 84111
E-mail: chase@bcjlaw.com
Attention: Chase Chandler

If to the Investor:

GHS Investments, LLC
420 Jericho Turnpike, Suite 102
Jericho, NY 11753

With a copy to (which shall not constitute notice or service of process):

Pryor Cashman LLP
7 Times Square
New York, NY 10036
Telephone: 212-421-4100

E-mail: ali.panjwani@pryorcashman.com
Attention: M. Ali Panjwani, Esq.

or at such other address, email address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party one (1) Business Day prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email account containing the time, date, and recipient facsimile number or email address, as applicable, or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign its rights or obligations under this Agreement.

(i) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to consummate and make effective, as soon as reasonably possible, the Commencement, and to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l) Enforcement Costs. In the event of a dispute arising out of or relating to this Agreement, if a court of competent jurisdiction determines in a final, non-appealable order that a party has breached this Agreement, then, in addition to any other available remedies, the non-breaching party shall be entitled to, and the breaching party shall be liable for, the reasonable legal fees and expenses incurred by the non-breaching party in connection with the dispute, including any appeals in connection therewith.

(m) Amendment and Waiver; Failure or Indulgence Not Waiver. No provision of this Agreement (i) may be amended other than by a written instrument signed by both parties hereto and (ii) may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(n) Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide the Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Investor shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

(o) Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

(p) Placement Agent The Company has or shall engage a suitable placement Agent at the Company’s sole cost.

[Remainder of page intentionally blank – signature page follows]

IN WITNESS WHEREOF, the Investor and the Company have caused this Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

OZOP ENERGY SOLUTIONS, INC.

By:	/s/ Brian Conway
Name:	Brian Conway
Title:	CEO

INVESTOR:

GHS INVESTMENTS, LLC

By:	/s/ Sarfraz Hajee
Name:	Sarfraz Hajee
Title:	Member

EXHIBIT A

FORM OF PURCHASE NOTICE

________, 2022

To: GHS Investments, LLC

In accordance with Section 2 of the purchase agreement, dated April 4], 2022 (the “Purchase Agreement”), between Ozop Energy Solutions, Inc. (the “Company”) and GHS Investments, LLC (the “Investor”), the Company hereby provides notice to the Investor of a sale by the Company to the Investor of Purchase Shares in the amount set forth in this Purchase Notice. Capitalized terms used herein have the meanings set forth in the Purchase Agreement.

Purchase Amount: $___________

Purchase Price per share: $____________

Number of Purchase Shares: __________

Very truly yours,

Ozop Energy Solutions, Inc.

By:
Name:
Title:

EXHIBIT B

FORM OF OFFICER’S CERTIFICATE

This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 7(c) of that certain Purchase Agreement dated as of April 4, 2022, (“Purchase Agreement”), by and between Ozop Energy Solutions, Inc., a Nevada corporation (the “Company”), and GHS Investments, LLC (the “Investor”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, Brian Conway, Chief Executive Officer of the Company, hereby certifies, on behalf of the Company and not in his individual capacity, as follows:

1. I am the Chief Executive Officer of the Company;

2. The representations and warranties of the Company are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 of the Purchase Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date of the Purchase Agreement and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, in which case such representations and warranties are true and correct as of such date);

3. The Company has performed, satisfied and complied in all material respects with covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date.

IN WITNESS WHEREOF, I have hereunder signed my name on this 4th day of April, 2022.

/s/ Brian Conway
Name:	Brian Conway
Title:	Chief Executive Officer